UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 3, 2019

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Bermuda		0-24796	98-0438382

(State or other jurisdiction of incorporation and organisation)		(Commission File Number)	(IRS Employer Identification No.)

O'Hara House,
3 Bermudiana Road,
Hamilton,	Bermuda		HM 08
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.08	CETV	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 3, 2019, the Compensation Committee of the Board of Directors of Central European Media Enterprises Ltd. (the “Company”) approved an award for certain employees of the Company, including its named executive officers, that will be payable in cash. Under the terms of their cash award agreements, Messrs. Del Nin, Mainusch, Sturgeon and Penn are entitled to receive an award in an amount of up to $1.4 million, $1.4 million, $0.5 million and $0.6 million, respectively, which shall be payable in cash in four equal instalments on each anniversary of the grant date, except where such awards are accelerated or forfeited pursuant to the terms of the corresponding cash award agreement. The foregoing summary of the terms of the cash award agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Cash Award Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Additional Information and Where to Find it

A Special General Meeting of shareholders will be announced soon in order to obtain shareholder approval in connection with the proposed merger of the Company with TV Bermuda Ltd., an affiliate of PPF Group N.V. pursuant to the Agreement and Plan of Merger entered into on October 27, 2019 among TV Bidco B.V., TV Bermuda Ltd. and the Company (as filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on October 28, 2019) (the “Merger”). The Company expects to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval and is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed merger. Investors and shareholders are urged to read the proxy statement and all other relevant documents filed with the SEC or sent to the Company’s shareholders as they become available because they will contain important information about the Merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or at the Company’s website at www.cetv.com.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies to the Company’s shareholders with respect to the Merger. A list of the names of those directors elected at the Company’s 2019 Annual General Meeting of Shareholders and officers and a description of their interests in the Company is set forth in the proxy statement for the Company’s 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 9, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors and shareholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.

Safe Harbor for Forward-Looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on the Company’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Merger. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the timing of the Merger; the possibility that competing acquisition proposals will be made; the possibility that various closing conditions for the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, customers, vendors and other business partners; the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of the Company, including the risks detailed under “Risk Factors” and elsewhere in Company’s public periodic filings with the SEC. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits
Exhibit 10.1+ Form of Cash Award Agreement (Executive Officers)

+ Exhibit is a management contract or compensatory plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Date:	December 6, 2019	/s/ David Sturgeon
David Sturgeon
Executive Vice President and Chief Financial Officer